Exhibit 10.1

EXECUTION COPY

SILVER SPRING NETWORKS, INC.

CANCELLATION AND STAY BONUS AGREEMENT

THIS CANCELLATION AND STAY BONUS AGREEMENT (this “Agreement”) is made by and between Silver Spring Networks, Inc., a Delaware corporation (the “Company”), and Michael Bell (“Employee”), on September 17, 2017. The Company and Employee are referred to collectively as the “Parties.”

WHEREAS, Employee was previously granted performance stock units pursuant to the Notice of Inducement Performance Stock Unit Award and Inducement Performance Stock Unit Award Agreement between the Company and Employee, dated as of November 10, 2015 (the “2015 PSU Award”);

WHEREAS, on or about September 17, 2017 (the actual date of signing, the “Signing Date”), the Company expects to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Itron, Inc., an entity formed under the laws of the state of Washington (“Parent”) and Ivory Merger Sub, Inc., a corporation organized under the laws of the State of Delaware and a direct or indirect, wholly-owned subsidiary of Parent (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned (direct or indirect) subsidiary of Parent upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the terms of the Merger Agreement, Parent has decided not to assume, and is instead requiring the Company to terminate, each outstanding 2015 PSU Award;

WHEREAS, the 2015 PSU Award provides that if a successor or acquiring corporation refuses to assume, convert, replace or substitute the PSUs pursuant to a Corporate Transaction (which would include the Merger), then the PSUs shall vest as to 100% of the shares of Company common stock subject to the PSUs immediately prior to the Corporate Transaction, even if the required performance achievement levels would not otherwise be met (the “Acceleration Benefit”);

WHEREAS, the Company desires to retain Employee through the closing of the Merger; and

WHEREAS, in consideration for the Stay Bonus (as defined below), Employee agrees to waive Employee’s right to the Acceleration Benefit so that, immediately prior to the closing of the Merger, the 2015 PSU Award shall terminate, unvested, without the payment of any consideration therefor.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements entered herein, the legal sufficiency of which is acknowledged by the Parties, the Parties hereby agree that, contingent upon the closing of the Merger, and effective as of immediately prior to the closing of the Merger:

1.	Employee hereby waives Employee’s right to the Acceleration Benefit.

2.	The 2015 PSU Award shall terminate, prior to vesting, without the payment of any consideration therefor. From and after the closing of the Merger, Employee acknowledges and agrees that Employee has no further right, title or interest in or to the 2015 PSU Award or any consideration or payments in respect of the terminated 2015 PSU Award.

3.	If Employee remains continuously employed by the Company or one of its Subsidiaries from the Signing Date through the date on which the Merger closes (the “Closing Date”), Employee will be entitled to a bonus in the amount of $203,125.00 (the “Stay Bonus”). The Stay Bonus will be paid to Employee, less applicable taxes and withholdings, within ten (10) days following the Closing Date.

4.	If Employee’s employment terminates for any reason prior to the Closing Date, Employee will not be entitled to the Stay Bonus.

5.	If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall automatically be deemed null and void and of no force and effect and the 2015 PSU Award shall continue in accordance with its original terms without giving effect to this Agreement.

6.	This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the application of any conflicts of laws provisions.

7.	This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

SILVER SPRING NETWORKS, INC.

By:	/s/ Catriona Fallon
Its:	Chief Financial Officer

MICHAEL BELL

/s/ Michael Bell
Signature

[Signature Page to Cancellation and Stay Bonus Agreement]